SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549






                                FORM 8-K
                             Current Report



                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported):  February 22, 1994






                         SIGNET BANKING CORPORATION
           (Exact name of registrant as specified in its charter)



          Virginia                      1-6505                 54-6037910
(State or other jurisdiction of       (Commission           (I.R.S. Employer
incorporation or organization)        File Number)         Identification No.)




7 North Eighth Street, Richmond, Virginia          23219
(Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code      804 747-2000


                                   Not Applicable
Former name, former address and former fiscal year, if changed since last report

ITEM 5. Other Events.

        Signet Banking Corporation has announced an agreement to merge with Pioneer Federal Savings Bank. The merger will be accounted for as a purchase.











The transaction will be non-dilutive. See Exhibit 1 for the News Release dated February 17, 1994.


ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)     Exhibits.

                1.  News release dated February 17, 1994.




                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there-unto duly authorized.

                                                 SIGNET BANKING CORPORATION
                                                        (Registrant)


Date:  February 22, 1994                         /s/ Wallace B. Millner, III
                                                 Wallace B. Millner, III
                                                 Senior Executive Vice President
                                                 and Chief Financial Officer
                                                 (Principal Financial Officer)

                                Exhibit 1

Signet Banking Corp.
February 17, 1994
8:30 a.m. E.S.T.
Teri A. Temples
Public Relations Director
(804) 771-7210

Pioneer Financial and Signet To Merge

FOR IMMEDIATE RELEASE

RICHMOND, VA - (February 17, 1994) - Signet Banking Corporation and Pioneer Financial Corporation today jointly announced an agreement to merge. Pioneer is the parent company of Pioneer Federal Savings Bank, a $400 million financial institution located in Chester, Va. The transaction is expected to close in the fall of 1994.

In a statement jointly issued by the two Virginia companies, George R. Whittemore, Pioneer president, said, "We are delighted to have our organization join Signet in a transaction that will benefit our shareholders, customers and employees. Signet has extensive knowledge of the businesses and markets we serve, and will nurture the community relationships we have formed over the years."

"This transaction will establish Signet in Hopewell and Chase City, and will enhance our existing network in Chester, Colonial Heights, Petersburg and Richmond," added Robert M. Freeman, Signet chairman and chief executive officer. "We look forward to giving our new customers in these markets expanded products with the same level of personalized, quality service Pioneer has always delivered."

According to the terms of the agreement, the transaction will be a tax-free exchange of stock. Pioneer's shareholders will receive .6232 shares of Signet common stock for each Pioneer share held subject to adjustment under certain circumstances. Based on Signet's closing stock price of $38 as of February 16, 1994, the transaction has an aggregate value of approximately $60 million, or $23.68 per share.

Freeman noted that the transaction will be non-dilutive, adding that Signet plans to repurchase an equivalent number of shares in conjunction with the merger.

All offices and banking services of Pioneer will operate as usual until the merger is consummated in the fall. At that time Pioneer will convert to Signet, and customers will be able to bank at any Signet office. After conversion, 10 of Pioneer's 11 branches will remain open. The branch at Parham and Woodman will be consolidated into a Signet branch less than a block away. Signet expects to retain most of Pioneer's employees.

"Our intention is to make the transition as least disruptive as possible for Pioneer's employees and its customers," Freeman said. Pioneer's board of directors will be asked to join a Signet advisory board.

Signet Banking Corporation, with $11.8 billion in assets, serves commercial and individual customers through 239 regional offices in Virginia, Maryland and the District of Columbia.